                               State of Delaware

                       Office of the Secretary of State

                        ------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LYDALL, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 1995, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                     [SEAL APPEARS HERE]    /s/ Edward J. Freel
                                          ------------------------------------
                                           Edward J. Freel, Secretary of State

2136103  8100                              AUTHENTICATION:          7608300

950184123                                            DATE:          08-15-95
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                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 LYDALL, INC.

     Lydall, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Restated Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED: That Article 4 of the Restated Certificate of Incorporation of this Corporation be amended to read as follows, in its entirety:

          Article 4. The designation of each class of stock, the authorized number of shares of each such class, and the par value of each share thereof, are as follows:

     ---------------------------------------------------------------------------
                                Authorized Number
     Designation                    of Shares                   Par Value
     -----------                -----------------               ---------

     Common Stock                  30,000,000                    $  .10
     Preferred Stock                  500,000                    $ 1.00

     --------------------------------------------------------------------------

     IN WITNESS WHEREOF, Lydall, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 14th day of August, 1995.

ATTEST:                                LYDALL, INC.



/s/ Mary Adamowicz                     By /s/ Carole F. Butenas
-------------------------------          -------------------------------
Mary Adamowicz                            Carole F. Butenas
Secretary                                 Vice President